Exhibit 99.1

U.S. Physical Therapy to Present at Investment and M&A Healthcare Conference

HOUSTON--(BUSINESS WIRE)--October 14, 2014--U.S. Physical Therapy, Inc. (NYSE: USPH), a national operator of physical therapy outpatient clinics (the “Company”), today announced that its Chief Executive Officer, Chris Reading, will present at iiBIG’s 4th Investment and M&A Opportunities in Healthcare Meeting on Friday, October 17, 2014. The presentation will include an overview of the Company and points relating to the acquisition market environment. The conference is being held at the Palmer House Hotel in Chicago.

A copy of the presentation is posted on the Company’s website at www.usph.com.

About U.S. Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 489 clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages physical therapy facilities for third parties, including hospitals and physician groups.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.

CONTACT:
U.S. Physical Therapy, Inc.
Larry McAfee, (713) 297-7000
Chief Financial Officer
or
Chris Reading, (713) 297-7000
Chief Executive Officer
or
Westwicke Partners
Bob East, (443) 213-0502